UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 27, 2011

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd FL
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2011 (the “Closing Date”), Drinks Americas Holdings, Ltd., a Delaware corporation (the “Company”) executed a Stock Purchase Agreement (the “Purchase Agreement”) with Worldwide Beverage Imports, LLC., a Nevada limited liability company (“Worldwide”). Pursuant to the Purchase Agreement, the Company issued an aggregate of 100,000,000 shares of its restricted common stock of the Company (the “Initial Issuance”), of which 75,000,000 shares were issued to Worldwide, and 12,500,000 shares were issued to each of two consultants of Worldwide.  In consideration for the Initial Issuance, Worldwide will proceed to license distribution rights (the “Rights”) of up to 39 SKUs of products owned or licensed by Worldwide, and to supply all the inventory on favorable terms for the products related to the Rights (the “Inventory”) to the Company.

In addition to the Initial Issuance, provided that the Company has an adequate number of authorized shares of its common Stock, the Company agreed to sell additional shares (the “Additional Shares”) to Worldwide such that the sum of the Initial Issuance and the Additional Shares shall be no greater than 49% of the total number of shares of the issued and outstanding common stock of the Company for a purchase price of $0.002 per share. The Additional Shares shall be paid from residual cash from the sales made by the Company associated with the Rights after expenses in no more than five tranches in accordance with the terms of the Purchase Agreement.

Pursuant to the Purchase Agreement, effective on the Closing Date, the Board of Directors of the Company appointed Federico G. Cabo, Leonard Moreno, Richard F. Cabo, and Federico G. Cabo, Jr., to serve as members of the Company’s Board of Directors along with the current Board of Directors of the Company.

J. Patrick Kenny, Charles Davidson and Brian Kenny (the “Management of the Company”) will enter into employment agreements agreeable to both the Purchaser and Management of the Company with Management of the Company remaining employed with the Company for up to five years, but no less than three years.

Under the Purchase Agreement, the Company agreed to, among other things, use its best efforts to (i) increase the number of its authorized shares from 500,000,000 to 900,000,000 after the Closing Date in (the “Increase in Authorized Shares”), (ii) effect a reverse split at a ratio that is mutually agreed to by the Company and Worldwide (the “Reverse Split”), and (iii) settle outstanding liabilities (the “Debt Satisfaction”). Upon the occurrence of the Increase in Authorized Shares, the issuance of the Initial Issuance and the Additional Shares, the completion of the Debt Satisfaction and the Reverse Split, the Company agreed to issue such number of shares of its common stock required such that: (x) Worldwide shall own 49%, (y) management of the Company shall own 35%, (z) two consultants of Worldwide, or their respective designee(s), shall own 2.5% each, of the number of shares issued and outstanding of the Company at such time.

Upon the completion of the purchase of the Initial Issuance and the Additional Shares and until one (1) year from the date of the completion of the close of the transaction, the Company agreed not to issue any additional shares of the Company without prior written consent of the Purchaser, provided that the Company may issue certain exempt issuances without the prior written consent of the Purchaser in accordance with the terms of the Purchase Agreement.

In connection with the shares issued under the Purchase Agreement, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

10.1	Stock Purchase Agreement, dated June 27, 2011, by and between the Company and Worldwide.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 28, 2011

DRINKS AMERICAS HOLDINGS, LTD.

/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO